Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2018

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., February 13, 2019 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (NASDAQ: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2018.  A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock and non-controlling OP Units, unless otherwise noted.  For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from the investor relations section of our website at www.GladstoneCommercial.com.
Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2018		September 30, 2018	$ Change	% Change
Operating Data:
Total operating revenue	$27,261		$26,591	$670	2.5%
Total operating expenses	(18,771)		(17,422)	(1,349)	7.7%
Other expense, net	(5,973)	(1)	(6,492)	519	(8.0)%
Net income	$2,517		$2,677	$(160)	(6.0)%
Less: Dividends attributable to preferred stock	(2,613)		(2,612)	(1)	—%
Less: Dividends attributable to senior common stock	(231)		(235)	4	(1.7)%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(327)		$(170)	$(157)	92.4%
Add: Real estate depreciation and amortization	12,454		11,807	647	5.5%
Less: Gain on sale of real estate	(919)		—	(919)	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$11,208		$11,637	$(429)	(3.7)%
Add: Convertible senior common distributions	231		235	(4)	(1.7)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$11,439		$11,872	$(433)	(3.6)%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$11,208		$11,637	$(429)	(3.7)%
Add: Acquisition related expenses	69		19	50	263.2%
Add: Deferred rent write off	184		—	184	100.0%
Add: Deferred rent asset accelerated amortization	165		—	165	100.0%
Less: Lease contraction fee	(165)		—	(165)	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$11,461		$11,656	$(195)	(1.7)%
Add: Convertible senior common distributions	231		235	(4)	(1.7)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$11,692		$11,891	$(199)	(1.7)%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.01)		(0.01)	—	—%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.38		0.40	(0.02)	(5.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.38		0.40	(0.02)	(5.0)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39		0.41	(0.02)	(4.9)%

Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39		0.40		(0.01)	(2.5)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	29,611,130		28,734,380		876,750	3.1%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	30,335,466		29,472,132		863,334	2.9%
Cash dividends declared per common share and Non-controlling OP Unit	$0.375		$0.375		$—	—%

Financial Position
Real estate, before accumulated depreciation	$949,822	(2)	$915,764	(3)	$34,058	3.7%
Total assets	$938,775		$904,175		$34,600	3.8%
Mortgage notes payable, net, borrowings under revolver, net & borrowings under term loan, net	$566,059		$542,084		$23,975	4.4%
Total equity and mezzanine equity	$340,017		$332,722		$7,295	2.2%
Properties owned	101	(2)	99	(3)	2	2.0%
Square feet owned	11,726,996	(2)	11,571,213	(3)	155,783	1.3%
Square feet leased	99.1%		99.1%		—%	—%

(1)	Includes a $0.9 million gain on sale, net, from one property sale during the three months ended ended December 31, 2018.

(2)	Includes one property classified as held for sale of $3.2 million and 50,000 square feet.

(3)	Includes one property classified as held for sale of $2.3 million and 150,000 square feet.

	As of and for the year ended
	December 31, 2018		December 31, 2017		$ Change	% Change
Operating Data:
Total operating revenue	$106,798		$94,799		$11,999	12.7%
Total operating expenses	(71,137)		(68,337)	(3)	(2,800)	4.1%
Other expense, net	(23,337)	(1)	(20,525)	(4)	(2,812)	13.7%
Net income	$12,324		$5,937		$6,387	107.6%
Less: Dividends attributable to preferred stock	(10,416)		(9,890)		(526)	5.3%
Less: Dividends attributable to senior common stock	(931)		(986)		55	(5.6)%
Net income (loss) available (attributable) to common stockholders and Non-controlling OP Unitholders	$977		$(4,939)		$5,916	(119.8)%
Add: Real estate depreciation and amortization	47,620		42,795		4,825	11.3%
Add: Impairment charge	—		6,835		(6,835)	(100.0)%
Less: Gain on sale of real estate	(2,763)		(3,993)		1,230	(30.8)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$45,834		$40,698		$5,136	12.6%
Add: Convertible senior common distributions	931		986		(55)	(5.6)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$46,765		$41,684		$5,081	12.2%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$45,834		$40,698		$5,136	12.6%
Add: Acquisition related expenses	174		67		107	159.7%
Add: Write-off of deferred financing fees	6		95		(89)	(93.7)%
Add: Deferred rent write off	184		—		184	100.0%
Add: Deferred rent asset accelerated amortization	165		—		165	100.0%
Less: Lease contraction fee	(165)		—		(165)	(100.0)%
Less: Write off of debt discount	(49)		—		(49)	(100.0)%
Less: Lease termination fee	—		(550)		550	100.0%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$46,149		$40,310		$5,839	14.5%
Add: Convertible senior common distributions	931		986		(55)	(5.6)%

Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$47,080		$41,296		$5,784	14.0%

Share and Per Share Data:
Net income (loss) available (attributable) to common stockholders and Non-controlling OP Unitholders - basic & diluted	0.03		(0.19)		0.22	(115.8)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.59		1.54		0.05	3.2%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.58		1.54		0.04	2.6%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.60		1.53		0.07	4.6%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.59		1.52		0.07	4.6%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	28,804,167		26,358,237		2,445,930	9.3%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	29,528,503		27,112,118		2,416,385	8.9%
Cash dividends declared per common share and Non-controlling OP Unit	$1.50		$1.50		$—	—%

Financial Position
Real estate, before accumulated depreciation	$949,822	(2)	$906,850	(5)	$42,972	4.7%
Total assets	$938,775		$928,454		$10,321	1.1%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$566,059		$542,627		$23,432	4.3%
Total equity and mezzanine equity	$340,017		$350,230		$(10,213)	(2.9)%
Properties owned	101	(2)	99	(5)	2	2.0%
Square feet owned	11,726,996	(2)	11,452,159	(5)	274,837	2.4%
Square feet leased	99.1%		98%		1.1%	1.1%

(1)	Includes a $2.8 million gain on sale, net, from three property sales during the year ended December 31, 2018.

(2)	Includes one property classified as held for sale of $3.2 million and 50,000 square feet.

(3)	Includes a $6.8 million impairment charge recognized on three of our properties during the year ended December 31, 2017.

(4)	Includes a $4.0 million gain on sale, net, from four property sales during the year ended December 31, 2017.

(5)	Includes two properties classified as held for sale of $13.0 million and 166,200 square feet in the aggregate.
Highlights of Fiscal Year 2018:
• Acquired properties: Purchased five fully-occupied properties, comprised of four industrial buildings and one office building with an aggregate of approximately 0.6 million square feet of rental space for $63.2 million, at a weighted average cap rate of 8.6%;
• Sold properties: Sold three properties located in our non-core markets as part of our capital recycling strategy for $13.4 million, resulting in a net gain of $2.8 million;
• Issued Non-controlling OP Units: Acquired two properties through the issuance of 742,937 OP Units of our operating partnership to the seller for our first OP Unit transaction as well as assumed debt;
• Issued and assumed new debt: Borrowed or assumed $21.0 million in fixed rate mortgage debt at a weighted average interest rate of 4.8% with maturity dates ranging from March 1, 2023 to August 1, 2037;
• Repaid debt: Repaid $9.4 million in fixed rate mortgage debt with an interest rate of 5.8% with cash on hand and borrowings from our line of credit and repaid $6.7 million of variable rate mortgage debt at a rate of LIBOR plus 2.25%, for which we had an interest rate cap agreement;
• Extended mortgage debt maturity dates: Extended the maturity date on $24.8 million of variable rate mortgage debt for a weighted average 1.5 years, and extended the maturity date of $3.6 million of fixed rate mortgage debt for three years;
• Leased vacant space: Leased 37,178 square feet of previously vacant space with lease terms ranging from 3.6 to 7 years at two of our properties;
• Expanded property: Acquired additional land and performed an expansion of the parking facilities totaling $0.5 million for one of our Springfield, Missouri tenants which we are amortizing to the tenant at a 9% interest rate;
• Renewed lease: Renewed a 60,000 square feet lease for an additional five years;
• Issued stock under ATM Programs: Issued 841,338 shares of common stock for net proceeds of $16.1 million and 87,702 shares of our Series D Preferred Stock for net proceeds of $2.2 million; and

• Paid distributions: Paid monthly cash distributions for the year totaling $1.50 per share on our common stock, $1.9374996 per share on our Series A Preferred Stock, $1.875 per share on our Series B Preferred Stock, $1.75 per share on our Series D Preferred Stock, and $1.05 per share on our senior common stock.
Fourth Quarter 2018 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2018 was $11.7 million, a 1.7% decrease when compared to the quarter ended September 30, 2018, equaling $0.39 per share. Core FFO decreased primarily due to a non-cash expense of $131,000 related to changes in mark-to-market valuations on certain interest rate hedges, an increase in interest expense due to an increase in one-month LIBOR, as well as an increase in net property operating expenses. This was partially offset by an increase in rental income due to the three properties we acquired during fourth quarter 2018.
Fiscal Year 2018 Results: Core FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2018, was $47.1 million, a 14.0% increase when compared to the year ended December 31, 2017, equaling $1.59 per share. On a per share basis, this equates to a 4.6% increase to Core FFO. Core FFO increased primarily due to the increase in rental income from 2018 acquisitions and re-leased vacant space, partially offset by an increase in net property operating expenses and an increase in interest expense.
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders for the three months and year ended December 31, 2018 was $(0.3) million and $1.0 million, or $(0.01) and $0.03 per share, respectively, compared to net loss attributable to common stockholders for the three months ended September 30, 2018 and year ended December 31, 2017 of $0.2 million and $4.9 million, or $0.01 and $0.19 per share, respectively. A reconciliation of Core FFO to net income (loss) for the three months ended December 31, 2018 and September 30, 2018 and the years ended December 31, 2018 and 2017, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net income per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Acquired property: Acquired a $2.7 million industrial property located in a Philadelphia, Pennsylvania submarket at a weighted average cap rate of 8.8%, which is 100% leased to one tenant for 15 years on an absolute triple net lease;
• Sold property: Sold one property located in Maitland, Florida for gross proceeds of $6.9 million, resulting in a gain of $3.0 million;
• Renewed shelf registration: Renewed our shelf registration statement to allow us to issue up to $500.0 million of additional equity;
• Declared distributions: Declared monthly cash distributions for January, February and March 2019 totaling $0.375 per share on our common stock and OP Units, $0.4843749 per share on our Series A Preferred Stock, $0.46875 per share on our Series B Preferred Stock, $0.4374999 per share on our Series D Preferred Stock and $0.2625 per share on our senior common stock.
Comments from Gladstone Commercial’s President, Bob Cutlip: “Our financial results reflect consistent performance and stabilized revenues from our high same store property occupancy, accretive real estate investments made during 2017 and 2018, our ability to lease previously vacant space, and our deleveraging and capital recycling programs. Our fourth quarter Core FFO per share results of $0.39, combined with our first, second and third quarter performance, reflects a 4.6% increase in per share Core FFO, as compared to 2017. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio as well as acquire properties in our target growth markets. We successfully exited three non-core assets during the year ended December 31, 2018, including our only fully vacant asset, recognizing a net capital gain of $2.8 million. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets. During fourth quarter 2018, we acquired two strong industrial assets in suburban Detroit, Michigan, for $21.7 million in our first UPREIT transaction, where we issued an interest in our operating partnership equal to approximately $14.0 million. We will continue to explore UPREIT transactions in the future, as they allow us the flexibility to acquire properties without increasing our leverage, and without significant cash outflows. We also acquired an office property in suburban Orlando for $18.7 million. Our pipeline of acquisition opportunities has grown in recent months, with the pipeline favoring industrial properties. We anticipate our robust pipeline will result in successful acquisitions during 2019 and beyond. We are extremely pleased with our solid performance over the last several years, and we believe our same store rents should be stable and rising as we continue our growth. We will continue to primarily focus on investing in new properties as we only have 3.4% of forecasted rental income expiring through the end of 2019. We are looking forward to continued growth and success for our shareholders."
Conference Call: Gladstone Commercial will hold a conference call on Thursday, February 14, 2019, at 8:30 a.m. EST to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through February 21, 2019.  To hear the replay, please dial (855) 859-2056 and use playback conference number 9299748. The live audio broadcast of the Company’s quarterly conference call will also be available on our website, www.GladstoneCommercial.com, and will also be archived and available for replay through April 14, 2019.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States.  Including payments through January 2019, Gladstone Commercial has paid 168 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has also paid 156 consecutive monthly cash distributions on its Series A Preferred Stock, 147 consecutive monthly cash distributions on its Series B Preferred Stock and 32 consecutive monthly cash distributions on its Series D Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information can be found at www.GladstoneCommercial.com.
About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstone.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share and unit provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 13, 2019. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893